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                                                                    EXHIBIT 12.1




                       FelCor Lodging Limited Partnership
    Ratio of Earnings to Combined Fixed Charges and Preferred Distributions



                                                                                      Year Ended December 31,
                                                                -----------------------------------------------------------------
                                                                   1996         1997          1998          1999          2000
                                                                ---------     ---------     ---------     ---------     ---------

RATIO OF EARNINGS TO COMBINED FIXED CHARGES
         AND PREFERRED DISTRIBUTIONS EARNINGS:
         Income (loss) before extraordinary items               $  48,881     $  69,652     $ 124,414     $ 136,889     $  70,256
         Add minority interest in consolidated subsidiaries                         573         1,121         2,713         3,570
         Deduct income from equity investees                       (2,010)       (6,963)       (7,017)       (8,484)      (14,820)
         Add fixed charges and preferred distributions             18,867        41,608        99,147       155,420       184,382
         Add amortization of capitalized interest                     129           227           667         1,109         1,200
         Add distributed income of investments in
              unconsolidated joint ventures                         1,954         4,211        19,066        19,581        25,358
         Deduct capitalized interest                               (1,330)       (1,019)       (4,542)       (5,249)       (1,080)
                                                                ---------     ---------     ---------     ---------     ---------

         Earnings                                               $  66,491     $ 108,289     $ 232,856     $ 301,979     $ 268,866
                                                                =========     =========     =========     =========     =========


          FIXED CHARGES:
             Interest expensed - includes amortization
                of discount, premium and capitalized expenses
                related to debt                                 $   9,803     $  28,792     $  73,182     $ 125,436     $ 158,620
             Capitalized interest                                   1,330         1,019         4,542         5,249         1,080
                                                                ---------     ---------     ---------     ---------     ---------
          Total fixed charges                                      11,133        29,811        77,724       130,685       159,700
          Add - preferred distributions                             7,734        11,797        21,423        24,735        24,682
                                                                ---------     ---------     ---------     ---------     ---------
          Total fixed charges and preferred distributions       $  18,867     $  41,608     $  99,147     $ 155,420     $ 184,382
                                                                =========     =========     =========     =========     =========





Ratio of Earnings to Combined Fixed Charges
  and Preferred Distributions                                         3.5%          2.6%          2.3%          1.9%          1.5%


                                                                                                    Pro Forma
                                                                                                   (Unaudited)
                                                                   Three Months Ended      --------------------------
                                                                        March 31,                        Three Months
                                                                      (Unaudited)          Year Ended        Ended
                                                                 -----------------------   December 31,    March 31,
                                                                   2000          2001          2000           2001
                                                                 ---------     ---------   -----------   ------------
RATIO OF EARNINGS TO COMBINED FIXED CHARGES
         AND PREFERRED DISTRIBUTIONS EARNINGS:
         Income (loss) before extraordinary items                $  19,931     $  (9,012)    $ 176,758     $  45,463
         Add minority interest in consolidated subsidiaries            968         1,756         3,567         1,767
         Deduct income from equity investees                        (1,879)       (2,150)      (11,551)       (2,150)
         Add fixed charges and preferred distributions              44,311        46,362       348,512        89,910
         Add amortization of capitalized interest                      277           300         1,200           300
         Add distributed income of investments in
              unconsolidated joint ventures                          4,519         1,565        25,358         1,565
         Deduct capitalized interest                                  (223)         (119)       (3,557)         (651)
                                                                 ---------     ---------     ---------     ---------

         Earnings                                                $  67,904     $  38,702     $ 540,287     $ 136,204
                                                                 =========     =========     =========     =========


          FIXED CHARGES:
             Interest expensed - includes amortization
                of discount, premium and capitalized expenses
                related to debt                                  $  37,904     $  40,093     $ 309,208     $  80,343
             Capitalized interest                                      223           119         3,557           651
                                                                 ---------     ---------     ---------     ---------
          Total fixed charges                                       38,127        40,212       312,765        80,994
          Add - preferred distributions                              6,184         6,150        35,747         8,916
                                                                 ---------     ---------     ---------     ---------
          Total fixed charges and preferred distributions        $  44,311     $  46,362     $ 348,512     $  89,910
                                                                 =========     =========     =========     =========





Ratio of Earnings to Combined Fixed Charges
  and Preferred Distributions                                          1.5%          0.8%          1.6%          1.5%

